Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
This SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of August 15, 2023, by and among Skye Bioscience, Inc., a Nevada corporation (the “Company”), and the Investors identified on Exhibit A attached hereto (each an “Investor” and collectively the “Investors”).
RECITALS
A.The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Section 4(a)(2) of the 1933 Act (as defined below) and Rule 506 of Regulation D promulgated by the SEC (as defined below);
B.Each Investor, severally and not jointly, wishes to purchase from the Company, and the Company wishes to sell and issue, upon the terms and subject to the conditions stated in this Agreement, shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) and Common Stock purchase warrants (the “Warrants”) in the form of Exhibit B attached hereto;
C.Contemporaneously with the sale of the Shares and the Warrants, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights in respect of the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and together with the Shares and the Warrants, the “Securities”) under the 1933 Act and applicable state securities laws;
D.Concurrently with the execution and delivery of this Agreement, the Company is entering into an Agreement and Plan of Merger by and among the Company, Aquila Merger Sub, Inc. (“Merger Sub”), and Bird Rock Bio, Inc. (“Bird Rock”), in substantially the form attached hereto as Exhibit D (the “Merger Agreement”), pursuant to which the Company and Bird Rock intend to effect a merger of Merger Sub with and into Bird Rock (the “Merger”). Upon consummation of the Merger, Merger Sub will cease to exist and Bird Rock will become a wholly-owned subsidiary of the Company; and
E.Concurrently with the execution and delivery of this Agreement, the Company, the Escrow Agent and a representative of the Investors (the “Investor Representative”) are entering into an Escrow Agreement in substantially the form attached hereto as Exhibit F (the “Escrow Agreement”) pursuant to which, on the date of this Agreement, the Investors will deposit their Cash Subscription Amounts (as defined herein) to be held in escrow pursuant to the terms and conditions of the Escrow Agreement.
In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:
“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with such Person. For the avoidance of doubt, with respect to any Investor that is an investment fund or other investment vehicle, such Investor shall be deemed not to be an Affiliate of (i) any portfolio company of such Investor or its Affiliates or (ii) any limited partner of any such Investor or its Affiliates.
“Appellate Bond” has the meaning set forth in the Merger Agreement.
“Board” means the board of directors of the Company.
“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” has the meaning set forth in Section 3.1.
“Closing Date” has the meaning set forth in Section 3.1.
“Closing Securities” means the Shares and the Warrants sold at Closing.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” has the meaning set forth in the recitals to this Agreement.
“Company Associate” means any current or former employee, independent contractor, officer or director of the Company or any of its subsidiaries.
“Company Balance Sheet” means the unaudited consolidated balance sheet of the Company and its subsidiaries as of March 31, 2023 included in the Company’s Report on Form 10-Q for the quarterly period ended March 31, 2023, as filed with the SEC.
“Company Board” means the board of directors of the Company.
“Company Controlled IP” means Company IP and Intellectual Property Rights that are exclusively licensed to the Company or its subsidiaries.
“Company Data” means all data collected, generated, or received by the Company or third parties on behalf of the Company.
“Company Disclosure Schedule” has the meaning set forth in Section 4.
“Company IP” means all Intellectual Property Rights that are owned or purported to be owned by the Company or its subsidiaries.
“Company Privacy Policies” means, collectively, any and all (a) of the policies and notices of the Company and its subsidiaries and (b) the Company’s and its subsidiaries’ written, public representations and statements in each case to the extent governing Personal Data privacy, usage, processing, protection, or security.
“Company Product(s)” shall mean any and all product(s) and service(s) that are or have been developed, tested, marketed, offered, sold, licensed, provided, distributed or supported by the Company or any of its subsidiaries.
“Company Registered IP” has the meaning set forth in Section 4.13(a).
“Company SEC Documents” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year period preceding the date of this Agreement.
“Company’s Knowledge” means the actual knowledge of the Company’s executive officers (as defined in Rule 405 under the 1933 Act) of the Company after due inquiry.
“Contemplated Transactions” means the Merger and the other transactions and actions contemplated by this Agreement and the Merger Agreement.
“Contract” means, with respect to any Person, any agreement, contract, subcontract, lease (whether for real or personal property), mortgage, license, sublicense or other legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable Law.
“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“EDGAR system” has the meaning set forth in Section 4.9.
“Effect” means any effect, change, event, circumstance or development.
“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, lease, license, option, easement, reservation, servitude, adverse title, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction or encumbrance of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).
“Entity” means any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors.
“Environmental Laws” has the meaning set forth in Section 4.15.
“Escrow Agent” means Wilmington Trust, National Association.
“Escrow Agreement” has the meaning set forth in the Recitals.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“GAAP” has the meaning set forth in Section 4.17.
“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, exception, order, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law; or (b) right under any Contract with any Governmental Body.
“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any taxing authority); or (d) self-regulatory organization.
“Intellectual Property Rights” means and includes all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, software, databases, and mask works; (b) trademarks, service marks, trade dress, logos, trade names and other source identifiers, domain names and URLs and similar rights and any goodwill associated therewith; (c) rights associated with trade secrets, industrial secrets, know how, confidential data, business or technical information, including any ideas, formulas, compositions, inventions (whether patentable or not and however documented), invention disclosures, methods, processes, protocols, specifications, techniques and other forms of technology, business plans, proposals, designs, customer and patient data, financial information, pricing and cost information, bills of material or other similar information (“Trade Secrets”); (d) patents and industrial property rights; and (e) other similar proprietary rights in intellectual property of every kind and nature anywhere in the world; (f) rights of publicity; and (g) all registrations, renewals, extensions, statutory invention registrations, provisionals, continuations, continuations-in-part, divisions, re-examinations or reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(f)” above (whether or not in tangible form and including all tangible embodiments of any of the foregoing, such as samples, studies and summaries), along with all rights to prosecute and perfect the same through administrative prosecution, registration, recordation or other administrative proceeding, and all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing.

“Intended Tax Treatment” means a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder.
“Investor Representative” has the meaning set forth in the Recitals.
“Joint Written Direction” means written instructions in substantially the form required by the Escrow Agreement, signed by each of the Company and the Investor Representative and delivered to the Escrow Agent pursuant to the Escrow Agreement.
“Law” means any federal, state, national, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of the Financial Industry Regulatory Authority).
“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.
“Liability” means any liability, indebtedness, obligation or expense of any kind, whether accrued, absolute, contingent, matured or unmatured (whether or not required to be reflected in the financial statements in accordance with GAAP).
“Material Adverse Effect” means any event, circumstance, development, condition, occurrence, state of facts, change or effect that, individually or in the aggregate with any other event, circumstance, development, condition, occurrence, state of facts, change or effect, has or would reasonably be expected to have a material adverse effect on (i) the assets (including intangible assets), liabilities (actual or contingent), results of operations, financial condition or business of the Company and its subsidiaries taken as a whole as currently conducted or as currently proposed to be conducted, (ii) the legality or enforceability of any of the Transaction Documents or (iii) prevent or materially delay or materially impair the ability of the Company to perform its obligations under the Transaction Documents, provided, however, that Effects resulting from the following shall not be taken into account in determining whether there has been a Material Adverse Effect: (a) general business or economic conditions generally affecting the industry in which the Company and its subsidiaries operate, (b) acts of war, the outbreak or escalation of armed hostilities, acts of terrorism, earthquakes, wildfires, hurricanes or other natural disasters, health emergencies, including pandemics (including COVID-19 and any evolutions or mutations thereof) and related or associated epidemics, disease outbreaks or quarantine restrictions, (c) changes in financial, banking or securities markets, (d) any change in the stock price or trading volume of Common Stock (it being understood, however, that any Effect causing or contributing to any change in stock price or trading volume of Common Stock may be taken into account in determining whether a Material Adverse Effect has occurred, unless such Effects are otherwise excepted from this definition), (e) the failure of the Company and its subsidiaries, taken as a whole, to meet internal or analysts’ expectations or projections or the results of operations of the Company and its subsidiaries, taken as a whole; (f) any change in, or any compliance with or action taken for the purpose of complying with, any Law or GAAP (or interpretations of any Law or GAAP), (g) resulting from the announcement of this Agreement or the pendency of the Contemplated Transactions, or (h) resulting from the taking of any action required to be taken by this Agreement, except in each case with respect to clauses (a) through (c), to the extent disproportionately affecting the Company and its subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its subsidiaries operate.
“Material Contract” means any contract, instrument or other agreement to which the Company is a party or by which it is bound that has been filed or was required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.
“Ordinary Course of Business” means, with respect to the Company, such actions taken in its ordinary course of normal operations and consistent with its past practices.

“Pandemic Response Laws” means the Coronavirus Aid, Relief, and Economic Security Act, the Families First Coronavirus Response Act, the COVID-related Tax Relief Act of 2020, the Presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster (as issued on August 8, 2020 and including any administrative or other guidance published with respect thereto by any Taxing authority (including IRS Notice 2020-65)), and any other similar or additional U.S. federal, state, or local or non-U.S. Law, or administrative guidance intended to benefit taxpayers in response to the COVID-19 pandemic and associated economic downturn.
“Permitted Encumbrance” means: (a) any liens for current Taxes not yet delinquent or for Taxes that are being contested in good faith and for which adequate reserves have been made on the Company Balance Sheet; (b) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets or properties subject thereto or materially impair the operations of the Company or any of its subsidiaries, as applicable; (c) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements; (d) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Law; (e) non-exclusive licenses of Intellectual Property Rights granted by the Company or any of its subsidiaries, as applicable, in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the Intellectual Property Rights subject thereto; and (f) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies.
“Person” means an individual, Entity or Governmental Body.
“Personal Data” means any information that is considered “personal data,” “personal information,” “personally identifiable information,” or any similar term under applicable Law.
“Principal Trading Market” means the Trading Market on which the Common Stock is primarily quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the OTC Bulletin Board.
“Privacy Laws” means each Law applicable to the relevant Personal Data (such as Personal Data security, breach notification, and protection, as amended from time to time, such as, as applicable, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Computer Fraud and Abuse Act, the Electronic Communications Privacy Act, General Data Protection Regulation (EU) 2016/679, the Privacy and Electronic Communications Directive 2002/58/EC and the EECC Directive 2018/1972 (all including any implementing legislation in any member state of the European Union or United Kingdom), the United Kingdom’s Data Protection Act 2018 and the UK General Data Protection Regulation as defined by the UK Data Protection Act 2018 as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc.) (EU Exit) Regulations 2019, the Act on the Protection of Personal Information of Japan (as amended), the California Consumer Privacy Act, the Illinois Biometric Information Privacy Act, the Texas Capture or Use of Biometric Identifiers Act, the Federal Trade Commission Act, the CAN-SPAM Act, the Children’s Online Privacy Protection Act, the Payment Card Industry Data Security Standard, the Video Privacy Protection Act, and applicable Laws relating to direct marketing and advertising, profiling and tracking, email, messaging and/or telemarketing. For clarity, Privacy Laws do not include the Health Insurance Portability and Accountability Act.
“Public Disclosure” has the meaning set forth in Section 9.7.
“Registered IP” means Intellectual Property Rights that are registered or issued under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works, and registered trademarks, service marks and trade dress and registered domain names.
“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.
“Regulatory Authorities” has the meaning set forth in Section 4.29(i).

“Reverse Stock Split” means a reverse stock split of all outstanding shares of the Common Stock at a reverse stock split ratio in the range mutually agreed to by the Company and Bird Rock pursuant to the Merger Agreement.
“SEC” means the U.S. Securities and Exchange Commission.
“SEC Filings” has the meaning set forth in Section 4.8.
“Securities Act” means the Securities Act of 1933, as amended.
“Shares” has the meaning set forth in the recitals to this Agreement.
“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the 1934 Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).
“Stay of Execution Motion” has the meaning set forth in the Merger Agreement.
“Tax” means any federal, state, local, foreign or other tax, including any income, capital gain, gross receipts, capital stock, profits, transfer, estimated, registration, stamp, premium, escheat, unclaimed property, customs duty, ad valorem, occupancy, occupation, alternative, add-on, windfall profits, value added, severance, property, business, production, sales, use, license, excise, franchise, employment, payroll, social security, disability, unemployment, workers’ compensation, national health insurance, withholding or other taxes, duties, or fees, assessments or governmental charges, surtaxes or deficiencies in the nature of a tax, however denominated, and including any fine, penalty, addition to tax or interest imposed by a Governmental Body with respect thereto.
“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.
“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by OTC Markets Group Inc. (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) or (iii) hereof, then Trading Day shall mean a Business Day.
“Trading Market” means whichever of the OTC Bulletin Board, the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market on which the Common Stock is listed or quoted for trading on the date in question.
“Transfer Agent” has the meaning set forth in Section 7.1.
“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated thereunder and hereunder.
“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.
“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
2.Purchase and Sale of the Closing Securities. On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company will issue and sell, and each Investor will purchase, severally and not jointly, the number of Shares and Warrants set forth opposite the name of such Investor under the heading “Number of Shares” and “Number of Warrants”, respectively, on Exhibit A attached hereto.
3.Closing; Escrow; Consent to Unsecured Note Conversion and Termination.
3.1Upon the satisfaction or waiver of the conditions set forth in Sections 3.2, 3.3, 3.4 and Section 6, the closing of the purchase and sale of the Closing Securities (the “Closing”) shall occur remotely via exchange of executed documents and funds as promptly as practicable (but in no event later than the second Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions) (the “Closing Date”).
3.2On the date of this Agreement, each Investor paying cash for such Shares, as indicated on Exhibit A, shall deliver or cause to be delivered to the Escrow Agent, via wire transfer of immediately available funds pursuant to the wire instructions delivered to such Investor by the Escrow Agent at least one (1) Business Day prior to the date of this Agreement, an amount equal to the purchase price to be paid by the Investor for the Closing Securities to be acquired by it as set forth opposite the name of such Investor under the heading “Cash Delivered at Closing” on Exhibit A attached hereto (“Cash Subscription Amounts”).
3.3On the date of this Agreement, subject to receipt by the Escrow Agent of all Cash Subscription Amounts, the Company and the Investor Representative shall (and the Investors shall cause the Investor Representative to), deliver a Joint Written Direction to the Escrow Agent instructing the Escrow Agent to deliver to the Company a portion of the Cash Subscription Amounts then held by the Escrow Agent sufficient to post the Appellate Bond.
3.4On the Closing Date, the Company and the Investor Representative shall (and the Investors shall cause the Investor Representative to) deliver a Joint Written Direction to the Escrow Agent instructing the Escrow Agent to deliver to the Company the balance of the Cash Subscription Amounts then held by the Escrow Agent in accordance with the terms and conditions of the Escrow Agreement and this Agreement. At the Closing, the Company shall deliver or cause to be delivered to each Investor a number of Shares and Warrants, registered in the name of the Investor (or its nominee in accordance with its delivery instructions), equal to the number of Shares and Warrants set forth opposite the name of such Investor under the headings “Number of Shares” and “Number of Warrants”, respectively, on Exhibit A attached hereto, against payment of the purchase price therefor, by cancellation or conversion of indebtedness of the Company to an Investor, or by any combination of such methods. The Shares shall be delivered via a book-entry record through the Transfer Agent and, as soon as practicable thereafter, the Company shall provide a copy of the records of the Transfer Agent showing the Investor as the owner of the Shares on and as of the Closing Date. The Investors, severally and not jointly, shall be responsible for any breach of the obligation of Investor Representative hereunder.
3.5By executing this Agreement, and notwithstanding anything to the contrary in the that certain Unsecured Note, dated as of July 24, 2023 (the “Unsecured Note”), by and among the Company and MFDI, LLC (“MFDI”), MFDI hereby (a) agrees to the conversion of all outstanding principal on the Unsecured Note into Closing Securities pursuant to this Agreement at the Closing as indicated on Exhibit A hereto, (b) waives any and all accrued and unpaid interest through the Closing under the Unsecured Note and any other amounts that may be owing as a result of rounding of the purchase price for the Closing Securities (and agrees that no such accrued and unpaid interest and no such amounts resulting from rounding of the purchase price for the Closing Securities shall be converted into shares of Closing Securities or payable in any form), (c) acknowledges and agrees that the amount listed under the column “Conversion and Cancellation of Unsecured Note” opposite MFDI’s name on Exhibit A hereto, represents all outstanding principal and accrued and unpaid interest and all other amounts owed or owing under the Unsecured Note, (d) acknowledges and agrees that, as of the Closing, the Unsecured Note is converted and cancelled in its entirety and shall be of no further force and effect, whether or not it is delivered for cancellation, and (e) waives and forever releases and discharges the Company from any and all payment or other obligations and claims, and relinquishes all rights, including but not limited to any security interest, arising under or relating to the Unsecured Note, other than the conversion in accordance with the terms of this Agreement.
3.6In the event of any equity interest split, reverse equity interest split, equity interest dividend (including any dividend or distribution of securities convertible into capital stock or other equity interests), reorganization, reclassification, combination, recapitalization or other like change with respect to the shares of the Company’s capital stock occurring after the date of this Agreement and prior to the Closing, all references herein to specified numbers of shares or units affected thereby, and all calculations provided herein that are based upon numbers of shares affected thereby, will be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such equity interest split, reverse equity interest split, equity interest dividend, reorganization, reclassification, combination, recapitalization or other like change.
4.Representations and Warranties of the Company. Except (a) as set forth in the disclosure schedule delivered by the Company to the Investors (the “Company Disclosure Schedule”) or (b) as disclosed in the Company SEC Documents filed with, or furnished to, the SEC prior to the date hereof and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval system (but (i) without giving effect to any amendment thereof filed with, or furnished to, the SEC on or after the date hereof and (ii) excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature), it being understood that any matter disclosed in the Company SEC Documents (x) shall not be deemed disclosed for the purposes of Section 4.1, Section 4.2, Section 4.4, Section 4.5 or Section 4.8; and (y) shall be deemed to be disclosed in a section of the Company Disclosure Schedule only to the extent that it is reasonably apparent from a reading of the applicable Company SEC Document that it is applicable to such section of the Company Disclosure Schedule, each of which qualify these representations and warranties in their entirety, the Company hereby represents and warrants to the Investors as of the date hereof and as of the Closing Date that:
4.1Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. Each subsidiary of the Company has been duly incorporated or organized and is validly existing and in good standing (or such equivalent concepts to the extent they exist under the law of such jurisdiction) under the laws of the jurisdiction of its incorporation or organization, and have all requisite power and authority to carry on their business as now conducted and to own or lease their properties. The Company’s subsidiaries are duly qualified to do business and are in good standing (or such equivalent concept to the extent it exists under the law of such jurisdiction) in each jurisdiction in which the conduct of their business or their ownership or leasing of property makes such qualification necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.
4.2Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.

4.3Capitalization.
(a)The Company is authorized under its certificate of incorporation (the “Certificate of Incorporation”) to issue 5,000,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $0.001 per share. The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Filing containing such disclosure was accurate in all material respects as of the date indicated in such SEC Filing. Since the date indicated in such SEC Filing, there has not been any change in the Company’s capital stock, other than as a result of the exercise of stock options or the award of stock options, restricted stock or restricted stock units in the ordinary course of business pursuant to the Company’s equity plans described in the SEC Filings. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable; none of such shares were issued in violation of any preemptive rights; and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. No Person is entitled to preemptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company, including, without limitation, the Securities. Except for stock options, restricted stock and restricted stock units approved pursuant to Company equity plans described in the SEC Filings, warrants and prefunded warrants described in the SEC Filings, and other agreements described in the SEC Filings, or as otherwise set forth in this Agreement or in the Merger Agreement, as of the date hereof there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, except as contemplated by this Agreement. Except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person that have not otherwise been satisfied in full or waived.
(b)The issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and, will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.
(c)The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.
4.4Valid Issuance. The Securities have been duly and validly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.
4.5Consents. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, Governmental Body, agency, or official, including, without limitation, any consent, action by, or approval of shareholders of the Company, other than (a) filings that have been made pursuant to applicable state securities laws, (b) post-sale filings pursuant to applicable state and federal securities laws, (c) filings pursuant to the rules and regulations of the OTCQB Market and (d) filing of the registration statement required to be filed by the Registration Rights Agreement, each of which the Company has filed or undertakes to file within the applicable time. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities and (ii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties is subject that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.
4.6No Material Adverse Change. Since March 31, 2023, there has not been:
(a)any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, except for changes in the ordinary course of business which have not had and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;
(b)any declaration or payment by the Company of any dividend, or any authorization or payment by the Company of any distribution, on any of the capital stock of the Company, or any redemption or repurchase by the Company of any securities of the Company;
(c)any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;
(d)any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;
(e)any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted);
(f)any change or amendment to the Company’s Certificate of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company is bound or to which any of its assets or properties is subject;
(g)any material labor difficulties or, to the Company’s Knowledge, labor union organizing activities with respect to employees of the Company;
(h)any material transaction entered into by the Company other than in the ordinary course of business;
(i)the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company; or
(j)any other event or condition of any character that has had or would reasonably be expected to have a Material Adverse Effect.
4.7SEC Filings. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year period preceding the date hereof (collectively, the “SEC Filings”). At the time of filing thereof, the SEC Filings complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
4.8No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities in accordance with the provisions thereof will not, except (solely in the case of clause (i)(b) and clause (ii)) for such violations, conflicts or defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under, the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the Electronic Data Gathering, Analysis, and Retrieval system

(the “EDGAR system”)), or (b) assuming the accuracy of the representations and warranties in Section 5, any applicable statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or its subsidiaries, or any of their assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or its subsidiaries or, except as disclosed in the SEC Filings, give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract. This Section 4.9 does not relate to matters with respect to tax status, which are the subject of Section 4.10, employee relations and labor matters, which are the subject of Section 4.13, or environmental laws, which are the subject of Section 4.15.
4.9Tax Matters.
(a)The Company and each of its subsidiaries have timely filed all income Tax Returns and other material Tax Returns that they were required to file under applicable Law. All such Tax Returns are correct and complete in all material respects and have been prepared in material compliance with all applicable Law. No written claim has been made by any Governmental Body in any jurisdiction where the Company or any of its subsidiaries does not file a particular Tax Return or pay a particular Tax that the Company or such subsidiary is subject to taxation by that jurisdiction.
(b)All material amounts of income and other Taxes due and owing by the Company or any of its subsidiaries on or before the date hereof (whether or not shown on any Tax Return) have been fully paid. The unpaid Taxes of the Company and its subsidiaries did not, as of the date of the Company Balance Sheet, materially exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax items) set forth on the face of the Company Balance Sheet. Since the date of the Company Balance Sheet, neither the Company nor any of its subsidiaries has incurred any material Liability for Taxes outside the Ordinary Course of Business.
(c)All material amounts of Taxes that the Company or any of its subsidiaries are or were required by Law to withhold or collect on behalf of their respective employees, independent contractors, equityholders, lenders, customers or other third parties have been duly and timely withheld or collected and have been timely paid to the proper Governmental Body or other Person or properly set aside in accounts for this purpose.
(d)There are no Encumbrances for material Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any of its subsidiaries.
(e)No deficiencies for income or other material Taxes with respect to the Company or any of its subsidiaries have been claimed, proposed or assessed by any Governmental Body in writing. Except as set forth in the Company Disclosure Schedule, there are no pending or ongoing audits, assessments or other actions for or relating to any liability in respect of a material amount of Taxes of the Company or any of its subsidiaries and none of the Company or any of its subsidiaries has received written notice threatening any such audit, assessment or other action. Neither the Company nor any of its subsidiaries (or any of their predecessors) has waived any statute of limitations in respect of any income or other material Taxes or agreed to any extension of time with respect to any income or other material Tax assessment or deficiency (other than pursuant to an extension of time to file a Tax Return granted in the Ordinary Course of Business of not more than seven (7) months).
(f)Neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
(g)Neither the Company nor any of its subsidiaries is a party to any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, or similar agreement or arrangement, other than customary commercial contracts entered into in the Ordinary Course of Business the principal subject matter of which is not Taxes.

(h)None of the Company or any of its subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any Tax period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for Tax purposes made on or prior to the Closing Date; (ii) use of an improper method of accounting for a Tax period ending on or prior to the Closing Date; (iii) “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed on or prior to the Closing Date; (iv) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Law) entered into on or prior to the Closing Date; (v) installment sale or open transaction disposition made on or prior to the Closing Date; (vi) prepaid amount received or deferred revenue accrued on or prior to the Closing Date; (vii) application of Section 367(d) of the Code to any transfer of intangible property on or prior to the Closing Date; or (viii) application of Sections 951 or 951A of the Code (or any similar provision of state, local or foreign Law) to any income received or accrued on or prior to the Closing Date. The Company has not made any election under Section 965(h) of the Code.
(i)Neither the Company nor any of its subsidiaries has ever been (i) a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is the Company) or (ii) a party to any joint venture, partnership, or other arrangement that is treated as a partnership for U.S. federal income Tax purposes. Neither the Company nor any of its subsidiaries has any Liability for any material Taxes of any Person (other than the Company and any of its subsidiaries ) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law), or as a transferee or successor.
(j)Neither the Company nor any of its subsidiaries (i) is a “controlled foreign corporation” as defined in Section 957 of the Code; (ii) is a “passive foreign investment company” within the meaning of Section 1297 of the Code; or (iii) has ever had a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise had an office or fixed place of business in a country other than the country in which it is organized.
(k)Neither the Company nor any of its subsidiaries has participated in or been a party to a transaction that, as of the date of this Agreement, constitutes a “listed transaction” that is required to be reported to the IRS pursuant to Section 6011 of the Code and applicable Treasury Regulations thereunder.
(l)Neither the Company nor any of its subsidiaries has taken any action, agreed to take any action, failed to take any action or knows of any fact, in each case that would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.
(m)Neither the Company nor any of its subsidiaries has availed itself of any Tax relief pursuant to any Pandemic Response Laws that could reasonably be expected to materially impact the Tax payment and/or Tax reporting obligations of the Company and its Affiliates (including the Company and its subsidiaries ) after the Closing Date.
For purposes of this Section 4.9, each reference to the Company or any of its subsidiaries shall be deemed to include any Person that was liquidated into, merged with, or is otherwise a predecessor to, the Company or any of its subsidiaries.
4.10Title to Properties. The Company and its subsidiaries have good and marketable title to all real properties and all other material properties and assets owned by them, in each case free from liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
4.11Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, except where failure to so possess would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company has not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that would reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on the Company.
4.12Labor Matters.
(a) The Company is not party to or bound by any collective bargaining agreements or other agreements with labor organizations. To the Company’s Knowledge, the Company has not violated in any material respect any laws, regulations, orders or contract terms affecting the collective bargaining rights of employees or labor organizations, or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.
(b)No material labor dispute with the employees of the Company, or with the employees of any principal supplier, manufacturer, customer or contractor of the Company, exists or, to the Company’s Knowledge, is threatened or imminent.
4.13Intellectual Property.
(a)Section 4.13(a) of the Company Disclosure Schedule identifies (i) the name of the applicant/registrant, (ii) the jurisdiction of application/registration, (iii) the application, registration or grant number and (iv) owner(s), for each item of Registered IP within the Company Controlled IP (the “Company Registered IP”). To the Company’s Knowledge, each of the patents and patent applications included in the Company Registered IP properly identifies by name each inventor of the inventions claimed therein as determined in accordance with applicable Laws of the United States. Except as set forth in Section 4.13(a) of the Company Disclosure Schedule: (A) to the Company’s Knowledge, the Company Registered IP is valid, enforceable and subsisting, (B) none of the Company Registered IP has been withdrawn, cancelled or abandoned (other than in the ordinary course of prosecution of any pending applications for registration), and (C) all application, registration, issuance, renewal and maintenance fees due for the Company Registered IP having a due date on or before the date hereof have been paid in full and are current, except where the failure to do so would not be reasonably expected to have a material and adverse effect on the Company. With respect to each item of Company Registered IP and each patent application from which such Company Registered IP claims priority (in each case, with respect to any Company Registered IP licensed to the Company, subject to Company’s Knowledge), all statements made and information presented to the applicable patent office by or on behalf of the Company or any inventor thereof, or their respective patent counsel, during the prosecution thereof are accurate and complete and comply with 37 CFR 1.56, except where the failure to do so would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date of this Agreement, no interference, opposition, reissue, reexamination or other proceeding of any nature (other than initial examination proceedings or office actions or similar communications issued by any Governmental Body in the ordinary course of prosecution of any pending applications for registration) is pending or, to the Company’s Knowledge, threatened in writing, in which the scope, validity, enforceability or ownership of any Company Registered IP is being or has been contested or challenged, except as would not be reasonably expected to have, individually or in the aggregate a Material Adverse Effect.
(b)The Company or its subsidiaries solely owns all right, title and interest in and to all material Company IP, free and clear of all Encumbrances other than Permitted Encumbrances and, to the Company’s Knowledge, has the right, pursuant to a written Company In-bound License to use all other material Intellectual Property Rights used by the Company or any of its subsidiaries in its business as currently conducted and proposed to be conducted as of the date hereof. To the Company’s Knowledge, the Company IP and the Intellectual Property Rights licensed to the Company or any of its subsidiaries pursuant to a Company In-bound License (the “Company In-Licensed IP”) are all the material Intellectual Property Rights necessary to operate the business of the Company and its subsidiaries as currently conducted and as proposed to be conducted as of the date hereof. No Company Associate owns or has any claim, right (whether or not currently exercisable) or interest to or in any Company IP, and each Company Associate involved in the creation or development of any material Company IP, pursuant to such Company Associate’s activities on behalf of the Company or any of its subsidiaries, has signed a valid, enforceable written agreement containing a present assignment of all of such Company Associate’s rights in such material Company IP to Company or its subsidiaries (without further payment being owed to any such Company Associate and without any restrictions or obligations on the Company’s ownership or use thereof) and confidentiality provisions protecting the Company IP, which, to Company’s Knowledge, has not been materially breached by such Company Associate. Without limiting the foregoing, the Company and its subsidiaries have taken commercially reasonable steps to protect, maintain and enforce all Company IP and Company In-Licensed IP, including the secrecy, confidentiality and value of Trade Secrets and other confidential information therein, and to the Company’s Knowledge there have been no unauthorized disclosures of any Company IP or Company In-Licensed IP, except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will conflict with, alter or impair any of the Company’s or any of its subsidiaries’ rights in or to any Company IP or Company In-Licensed IP or cause any payments of any kind to be due or payable to any Person, except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No Trade Secret that is material to the business of Company or any of its subsidiaries as presently conducted has been authorized to be disclosed, or, to the knowledge of Company, has been disclosed to any Company Associate or any other Person, other than pursuant to Contracts containing provisions restricting the disclosure and use of such Trade Secret.
(c)No funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational or academic institution has been used, in whole or in part, to create any Company Controlled IP, except for any such funding or use of facilities or personnel that does not result in such Governmental Body or institution obtaining ownership or other rights (including any “march in” rights or a right to direct the location of manufacturing of products) to such Company Controlled IP or the right to receive royalties or other consideration for the practice of such Company Controlled IP, except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.
(d)Section 4.13(d) of the Company Disclosure Schedule sets forth each license agreement pursuant to which the Company or any of its subsidiaries (i) is granted a license, option, covenant not to sue or other right under any material Intellectual Property Right owned by any third party that is used by the Company or any of its subsidiaries in its business as currently conducted or proposed to be conducted as of the date hereof (each a “Company In-bound License”) other than clinical trial agreements, materials transfer agreements, services agreements, non-disclosure agreements, commercially available Software-as-a-Service offerings, off-the-shelf software licenses and generally available patent license agreements, in each case entered into in the Ordinary Course of Business on a non-exclusive basis or (ii) grants to any third party a license, option, covenant not to sue or other right under any material Company IP or any material Intellectual Property Right owned by any third party that is used by the Company or any of its subsidiaries in its business as currently conducted or proposed to be conducted as of the date hereof (each a “Company Out-bound License”) (other than clinical trial agreements, materials transfer agreements, non-disclosure agreements and non-exclusive outbound licenses granted to service providers limited solely to such service providers performance of services for the Company or any of its subsidiaries, in each case entered into in the Ordinary Course of Business on a non-exclusive basis and that do not grant any commercial rights to any products or services of the Company or any of its subsidiaries ). Neither the Company, any of its subsidiaries nor, to the Company’s Knowledge, any other party to any Company In-bound License or Company Out-bound License has breached or is in breach of any of its obligations under any Company In-bound License or Company Out-bound License.
(e)To the Company’s Knowledge, (i) the operation of the business of the Company and its subsidiaries as currently conducted or as proposed to be conducted as of the date hereof, including the Company’s and its subsidiaries’ design, manufacture, provision, use and sale of any Company Products (including the use or sale of any Company Products by any customer or distributor of the Company or any of its subsidiaries, whether alone or in combination with other third party product(s)), has not infringed, misappropriated or violated, and does not and will not infringe, misappropriate or violate any enforceable Intellectual Property Right owned by any other Person other than the Company and its Affiliates; and (ii) no Person is infringing, misappropriating or otherwise violating any Company Controlled IP, except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date of this Agreement, no Legal Proceeding is pending (or, to the Company’s Knowledge, is threatened in writing) (A) against the Company or any of its subsidiaries alleging that the operation of the business of the Company or any of its subsidiaries infringes or constitutes the misappropriation or other violation of any Intellectual Property Rights of another Person or (B) by the Company or any of its subsidiaries alleging that another Person has infringed, misappropriated or otherwise violated any of the Company Controlled IP. Since January 1, 2020, the Company and its subsidiaries has not received any written notice or other written communication alleging that the operation of the business of the Company or any of its subsidiaries infringes or constitutes the misappropriation or other violation of any Intellectual Property Right of another Person.
(f)None of the Company IP or, to the Company’s Knowledge, any Company Controlled IP is subject to any pending or outstanding injunction, directive, order, decree, settlement, judgment or other disposition of dispute that adversely and materially restricts the use, transfer, registration or licensing by the Company or any of its subsidiaries of any such Company Controlled IP or otherwise would reasonably be expected to adversely affect the validity, scope, use, registrability, or enforceability of any Company Controlled IP. The execution, delivery and performance of this Agreement, the Merger and the Closing, will not, with or without notice or the lapse of time or both, result in or give any other Person the right or option to cause, or otherwise result in: (i) a loss or impairment of, or Encumbrance on, any Company IP, except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; (ii) a breach of, termination of, or acceleration or modification of any right or obligation under, any Contract governing any Company IP, any Company In-bound License or any Company Out-bound License, except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; (iii) the release, disclosure, or delivery of any Company Controlled IP by or to any escrow agent or other Person, except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect; or (iv) the grant, assignment or transfer to any other Person (other than Company, Merger Sub or any of their respective Affiliates) of any license, protection (including any covenant not to sue or assert), or other right or interest under, to or in any of the Company IP, Company In-Licensed IP or Company Products, except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.
(g)The Company, its subsidiaries and the operation of the Company’s and its subsidiaries’ businesses comply and have complied in all material respects with all (i) applicable Privacy Laws; and (ii) the Company Privacy Policies. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, in each case where required by applicable Privacy Laws, the Company and its subsidiaries have: (i) had a valid legal basis for its processing Personal Data in the Company’s or its subsidiaries’ possession; and (ii) provided privacy notices to, and obtained any consents from, individuals for the processing of Personal Data as processed by or for the Company or its subsidiaries.
(h)To the Company’s Knowledge, since January 1, 2020, there have been (i) no security incidents that led to the confirmed unauthorized access to Personal Data in the Company’s or its subsidiaries’ possession, the Company’s or its subsidiaries’ databases, or the Company’s or its subsidiaries’ confidential information, (ii) no violations of any written security policy of the Company or its subsidiaries regarding its Personal Data, and (iii) no unauthorized processing, access or use of Personal Data in the Company’s or its subsidiaries’ possession or the Company’s or its subsidiaries’ confidential information used in the business of the Company or its subsidiaries ((i) through (iii), collectively a “Company Breach Incident”) except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. To the Company’s Knowledge, since January 1, 2020, no circumstance has arisen in which: applicable Privacy Laws or Company Privacy Policies required the Company or any of its subsidiaries to notify a Governmental Body or any other Person of a Company Breach Incident.
4.14Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has not released any hazardous substances regulated by Environmental Law onto any real property that it owns or operates, and has not received any written notice or claim it is liable for any off-site disposal or contamination pursuant to any Environmental Laws, which violation, release, notice, claim, or liability would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and to the Company’s Knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim.

4.15Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, or to the Company’s Knowledge, threatened to which the Company or its subsidiaries are a party or to which any property of the Company or its subsidiaries are the subject that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit or proceeding initiated by the Company currently pending or which the Company currently intends to initiate.
4.16Financial Statements. The condensed consolidated financial statements included in each SEC Filing comply as to form in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such condensed consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, except as permitted by Form 10-Q under the 1934 Act). Except as set forth in the condensed consolidated financial statements of the Company included in the SEC Filings or as otherwise disclosed in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.
4.17Insurance Coverage. The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.
4.18Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. No Investor shall have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 4.19 that may be due in connection with the transactions contemplated by this Agreement or the Transaction Documents.
4.19No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising in connection with the offer or sale of any of the Securities.
4.20No Integrated Offering. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 5, and except with respect to the capital stock to be issued pursuant to the Merger Agreement, neither the Company nor its subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.
4.21Private Placement. Assuming the accuracy of the representations and warranties of the Investors set forth in Section 5, the offer and sale of the Securities to the Investors is exempt from the registration requirements of the 1933 Act pursuant to Section (4)(a)(2).
4.22Questionable Payments. Neither the Company nor its subsidiaries nor, to the Company’s Knowledge, any of their current or former directors, officers, employees, agents or other Persons acting on behalf of the Company or its subsidiaries, has on behalf of the Company or its subsidiaries in connection with their business: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets which is in violation of law; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.
4.23Transactions with Affiliates. None of the executive officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options, restricted stock units, warrants and/or restricted stock, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
4.24Internal Controls.
(a)The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-15 and 15d-15 under the 1934 Act), which (a) are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; (b) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter; and (c) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal controls over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting.
(b)Since January 1, 2020 through the date of this Agreement, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the Chief Executive Officer, Chief Financial Officer or general counsel of the Company, the Company Board or any committee thereof. Since January 1, 2020, neither the Company nor, to the Company’s Knowledge, its independent auditors have identified (i) any significant deficiency or material weakness in the design or operation of the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves the Company, the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (iii) any claim or allegation regarding any of the foregoing.
4.25Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or would reasonably be expected to constitute material non-public information concerning the Company or its subsidiaries, other than with respect to the transactions contemplated hereby or contemplated by the Merger Agreement, which will be disclosed in the Public Disclosure (as defined below). The SEC Filings do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
4.26Required Filings. Except for the transactions contemplated by this Agreement, including the acquisition of the Securities contemplated hereby, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

4.27Investment Company. The Company is not required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
4.28Compliance; Permits; Restrictions.
(a)The Company is, and since January 1, 2020 has been, in compliance in all material respects with all applicable Laws, including the Federal Food, Drug, and Cosmetic Act and the regulations issued thereunder (the “FDCA”) by the U.S. Food and Drug Administration (“FDA”), the Public Health Services Act and its implementing Regulations (“PHSA”) and any other similar Law administered or promulgated by the FDA or other comparable Governmental Body, except for any noncompliance, either individually or in the aggregate, which would not be material to the Company. As of the date of this Agreement, no investigation, claim, suit, proceeding, audit or other action by any Governmental Body is pending or, to the Company’s Knowledge, threatened against the Company. There is no agreement, judgment, injunction, order or decree binding upon the Company which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company as currently conducted, (ii) is reasonably likely to have an adverse effect on the Company’s ability to comply with or perform any covenant or obligation under this Agreement, or (iii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transactions.
(b)The Company holds all required Governmental Authorizations which are material to the operation of the business of the Company as currently conducted (the “Company Permits”). Section 4.28(b) of the Company Disclosure Schedule identifies each Company Permit. Each such Company Permit is valid and in full force and effect, and the Company is in material compliance with the terms of the Company Permits. No Legal Proceeding is pending or, to the Company’s Knowledge, threatened, which seeks to revoke, limit, suspend, or materially modify any Company Permit. The rights and benefits of each Company Permit will be available to the Company or its subsidiaries, as applicable, immediately after the effectiveness of the Merger on terms substantially identical to those enjoyed by the Company as of the date of this Agreement and immediately prior to the effectiveness of the Merger.
(c)As of the date of this Agreement, there are no proceedings pending or, to the Company’s Knowledge, threatened with respect to an alleged material violation by the Company of the FDCA, the PHSA or any other similar Law administered or promulgated by any Governmental Body. The Company is not currently conducting or addressing, and to the Company’s Knowledge there is no basis to expect that it will be required to conduct or address, any corrective actions, including, without limitation, product recalls or clinical holds.
(d)All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, the Company, or in which the Company or its current products or product candidates have participated, were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and in compliance in all material respects with the applicable regulations of any applicable Governmental Body and other applicable Law, including 21 C.F.R. Parts 50, 54, 56, 58 and 312. Since January 1, 2020, the Company has not received any notices, correspondence, or other communications from any Governmental Body requiring, or, to the Company’s Knowledge, threatening to initiate, the termination or suspension of any clinical studies conducted by or on behalf of, or sponsored by, the Company or in which the Company or any of its current products or product candidates have participated.
(e)As of the date of this Agreement, there has not been and is not now any Form FDA-483 observation, civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, untitled letter, or proceeding pending or in effect against the Company or any of its officers and employees, and the Company has no liability for failure to comply with the FDCA, PHSA, or other similar Laws. To the Company’s Knowledge, there is no act, omission, event, or circumstance that would reasonably be expected to give rise to or form the basis for any civil, criminal or administrative action, suit, demand, claim, complaint, hearing, investigation, demand letter, warning letter, untitled letter, proceeding or request for information or any liability (whether actual or contingent) for failure to comply with the FDCA, PHSA or other similar Laws.
(f)The Company is not the subject of any pending or, to the Company’s Knowledge, threatened investigation in respect of its business or products by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. To the Company’s Knowledge, the Company has not committed any acts, made any statement, or failed to make any statement, in each case in respect of its business or products that would violate the FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy, and any amendments thereto.
(g)None of the Company or any of its officers, employees or, to the Company’s Knowledge, agents, has been convicted of any crime or engaged in any conduct that could result in (i) debarment or exclusion under 21 U.S.C. Section 335a, as amended; (ii) disqualification from participating in clinical trials pursuant to 21 C.F.R. Section 312.70, as amended; (iii) disqualification as a testing facility under 21 C.F.R. Part 58, Subpart K, as amended; (iv) exclusion, debarment or suspension from or otherwise becomes ineligible to participate in a “Federal health care program” as such term is defined in 42 U.S.C. Section 1320a-7b(f), including under 42 U.S.C. Section 1320a-7 or relevant regulations in 42 C.F.R. Part 1001; (v) assessment or threat of assessment of civil monetary penalties pursuant to 42 C.F.R. Part 1003; or (vi) inclusion on the HHS/OIG List of Excluded Individuals/Entities, the General Services Administration’s System for Award Management, or the FDA Debarment List or the FDA Disqualified/Restricted List. No debarment or exclusionary claims, actions, proceedings or investigations in respect of their business or products are pending or, to the Company’s Knowledge, threatened against the Company or any of its officers, employees or agents.
(h)The Company has materially complied with all applicable Laws relating to patient, medical or individual health information, including the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations promulgated thereunder, all as amended from time to time, including the standards for the privacy of Individually Identifiable Health Information at 45 C.F.R. Parts 160 and 164, Subparts A and E, the standards for the protection of Electronic Protected Health Information set forth at 45 C.F.R. Part 160 and 45 C.F.R. Part 164, Subpart A and Subpart C, the standards for transactions and code sets used in electronic transactions at 45 C.F.R. Part 160, Subpart A and Part 162, and the standards for Breach Notification for Unsecured Protected Health Information at 45 C.F.R. Part 164, Subpart D, all as amended from time to time (collectively, “HIPAA”). The Company has entered into, where required, and is in compliance in all material respects with the terms of all Business Associate agreements (“Business Associate Agreements”) to which the Company is a party or otherwise bound. The Company, where required, has created and maintained written policies and procedures to protect the privacy of all protected health information, provide training to all employees and agents as required under HIPAA, and has implemented security procedures, including physical, technical and administrative safeguards, to protect all personal information and Protected Health Information stored or transmitted in electronic form. As of the date of this Agreement, the Company has not received written notice from the Office for Civil Rights for the U.S. Department of Health and Human Services or any other Governmental Body of any allegation regarding its failure to comply with HIPAA or any other state law or regulation applicable to the protection of individually identifiable health information or personally identifiable information. No successful “Security Incident,” “Breach of Unsecured Protected Health Information” or breach of personally identifiable information under applicable state or federal laws have occurred with respect to information maintained or transmitted to the Company or an agent or third party subject to a Business Associate Agreement with the Company. The Company is not currently submitting, receiving and handling transactions that are governed by the Standard Transaction Rule. All capitalized terms in this Section 4.28(h) not otherwise defined in this Agreement shall have the meanings set forth under HIPAA.
(i)The preclinical studies and clinical trials conducted by or on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries have participated, that are described in the Company SEC Documents, or the results of which are referred to in the Company SEC Documents, as applicable, were, and if still pending are, being conducted in all material respects in accordance with standard medical and scientific research standards and procedures for products or product candidates comparable to those being developed by the Company and all applicable statutes and all applicable rules and regulations of the U.S. Food and Drug Administration and comparable regulatory agencies outside of the United States to which they are subject (collectively, the “Regulatory Authorities”); (ii) the descriptions in the Company SEC Documents of the results of such studies and trials are accurate and complete in all material respects and fairly present the data derived therefrom; (iii) to the Company’s Knowledge, there are no other studies or trials not described in the Company SEC Documents, the results of which the Company believes are inconsistent with or reasonably call into question the results described or referred to in the Company SEC Documents; (iv) the Company and its subsidiaries have operated at all times and are currently in compliance with all applicable statutes, rules and regulations of the Regulatory Authorities, except where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect; and (v) neither the Company nor any of its subsidiaries have received any written notices, correspondence or other communications from the Regulatory Authorities or any other governmental agency requiring or threatening the termination, material modification or suspension of any preclinical studies or clinical trials that are described in the Company SEC Documents or the results of which are referred to in the Company SEC Documents, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or trials.
4.29Manipulation of Price. The Company has not taken, and, to the Company’s Knowledge, no Person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.
4.30Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries and any of their respective officers, directors, supervisors, managers, agents, or employees, are and have at all times been in compliance with and its participation in the offering will not violate: (A) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (B) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.
4.31No Additional Agreements. Other than this Agreement and the Registration Rights Agreement, the Company has not entered into any other agreement or understanding (including, without limitation, side letters) with any Investor to purchase Securities or on terms more favorable to such Investor than as set forth herein.
4.32Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).
4.33Compliance. The Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived) or (ii) in violation of any judgment, decree or order of any court, arbitrator or Governmental Body, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.
5.Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1Organization and Existence. Such Investor is a duly incorporated or organized and validly existing corporation, limited partnership, limited liability company or other legal entity, has all requisite corporate, partnership or limited liability company power and authority to enter into and consummate the transactions contemplated by the Transaction Documents and to carry out its obligations hereunder and thereunder, and to invest in the Securities pursuant to this Agreement, and is in good standing under the laws of the jurisdiction of its incorporation or organization.
5.2Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each has been duly executed and when delivered will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally, and general principles of equity.
5.3Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Shares in compliance with applicable federal and state securities laws. The Securities are being purchased by such Investor in the ordinary course of its business. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.
5.4Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.
5.5Disclosure of Information. Such Investor has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and has conducted and completed its own independent due diligence. Such Investor acknowledges that copies of the SEC Filings are available on the EDGAR system. Based on the information such Investor has deemed appropriate, it has independently made its own analysis and decision to enter into the Transaction Documents. Such Investor is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of the Transaction Documents, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.
5.6Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.
5.7Legends. It is understood that, except as provided below, certificates or book-entry positions evidencing the Shares and Warrant Shares may bear the following or any similar legend(s):
(a)“THE OFFER AND SALE OF THESE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAW OF ANY STATE OF THE UNITED STATES. THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION

STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS, OR UNLESS OFFERED, SOLD, PLEDGED, HYPOTHECATED OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS. THE COMPANY AND ITS TRANSFER AGENT SHALL BE ENTITLED TO REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND THE TRANSFER AGENT THAT SUCH REGISTRATION IS NOT REQUIRED. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”
(b)If required by the authorities of any state in connection with the issuance or sale of the Shares and Warrant Shares, the legend required by such state authority.
5.8Accredited Investor. Such Investor is an “accredited investor” within the meaning of Rule 501(a) of the 1933 Act. Such investor is a sophisticated institutional investor with sufficient knowledge and experience in investing in private equity transactions to properly evaluate the risks and merits of its purchase of the Securities. Such Investor has determined based on its own independent review and such professional advice as it deems appropriate that its purchase of the Securities and participation in the transactions contemplated by the Transaction Documents (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to such Investor, (iii) have been duly authorized and approved by all necessary action, (iv) do not and will not violate or constitute a default under such Investor’s charter, bylaws or other constituent document or under any law, rule, regulation, agreement or other obligation by which such Investor is bound and (v) are a fit, proper and suitable investment for such Investor, notwithstanding the substantial risks inherent in investing in or holding the Securities. Furthermore, each such Investor is an “Institutional Account” as defined in FINRA Rule 4512(c).
5.9No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (a) any advertisement, article, notice or other communication published in any newspaper, magazine, website, or similar media, or broadcast over television or radio, or (b) any seminar or meeting to which such Investor was invited by any of the foregoing means of communications.
5.10Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.
5.11Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, such Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor first contacted the Company or any other Person regarding the transactions contemplated hereby and ending immediately prior to the date hereof. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement and other than to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

5.12No Government Recommendation or Approval. Such Investor understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon, or made any recommendation or endorsement of the Company or the purchase of the Securities.
5.13Residency. Such Investor’s office in which its investment decision with respect to the Securities was made is located at the address immediately below such Investor’s name on its signature page hereto.
5.14No Conflicts. The execution, delivery and performance by such Investor of the Transaction Documents and the consummation by such Investor of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.
5.15Participation in the Merger. Such Investor understands and acknowledges that certain Investors and/or their respective Affiliates are stockholders of Bird Rock (each, a “Participating Stockholder”). Pursuant to the Merger Agreement, the Company will issue to the Participating Stockholders shares of Common Stock, including certain additional shares of Common Stock issued pursuant to Section 5.17 of the Merger Agreement as a result of the Participating Stockholders’ participation in this offering.
6.Conditions to Closing.
6.1Conditions to the Investors’ Obligations. The obligation of each Investor to purchase Closing Securities at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):
(a)The representations and warranties made by the Company in Section 4 hereof, as qualified by the SEC Filings, shall be true and correct in all material respects, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date hereof and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.
(b)The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Closing Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.
(c)The Company shall have executed and delivered the Registration Rights Agreement.
(d)No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Body, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(e)The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Accounting Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (g), and (h) of this Section 6.1.
(f)The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of the Company approving the transactions contemplated by the Transaction Documents and the Merger Agreement, the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.
(g)There shall have been no Material Adverse Effect with respect to the Company since the date hereof.
(h)No stop order or suspension of trading shall have been imposed by the OTC Bulletin Board, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.
(i)The Merger shall have been consummated in accordance with the Merger Agreement.
(j)This Agreement shall not have been terminated as to such Investor in accordance with Section 6.3 herein.
(k)The Company shall have executed and delivered a Warrant to each Investor, registered in each such Investor’s name.
(l)The Company shall have submitted to FINRA any notices required by FINRA Rule 6490 in connection with the Reverse Stock Split.
(m)The Appellate Bond shall have been posted.
(n)The Closing (as defined in that certain Secured Note and Warrant Purchase Agreement, dated on or about the date hereof, by and between the Company and MFDI, LLC) shall have occurred.
6.2Conditions to Obligations of the Company. The Company’s obligation to sell and issue Closing Securities at the Closing to each Investor is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:
(a)The representations and warranties made by such Investor in Section 5 hereof shall be true and correct in all material respects, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date hereof and as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of such earlier date. Such Investor shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.
(b)Such Investor shall have executed and delivered the Registration Rights Agreement.
(c)Such Investor purchasing Closing Securities at the Closing shall have paid in full its purchase price to the Company.
(d)The Merger shall have been consummated in accordance with the Merger Agreement.

(e)This Agreement shall not have been terminated as to such Investor in accordance with Section 6.3 herein.
(f)Such Investor shall have executed and delivered a lock-up agreement in the form of Exhibit E attached hereto (the “Lock-Up Agreement”).
6.3Termination of Obligations to Effect Closing; Effects.
(a)The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:
(i)Upon the mutual written consent of the Company and Investors that agreed to purchase a majority of the Securities to be issued and sold pursuant to this Agreement;
(ii)By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to August 21, 2023; provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing; or
(iii)Automatically if the Merger Agreement is terminated in accordance with its terms.
(b)In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to Section 6.3(a)(ii), written notice thereof shall be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.
7.Covenants and Agreements of the Parties
7.1Use of Proceeds. The net proceeds of the sale of the Securities hereunder shall be used by the Company for non-clinical and clinical development, business development activities, working capital and general corporate purposes, but, except as set forth in the immediately following sentence, shall not be used for the settlement of, or payment of any expenses related to, any pending litigation, including to secure letters of credit and/or bonds. A portion of the net proceeds, not to exceed $3,830,201.63, of the sale of the Securities hereunder may be used to secure one or more letters of credit to post the Appellate Bond.
7.2Removal of Legends. Subject to receipt from the Investor by the Company and the transfer agent for the Common Stock (the “Transfer Agent”) of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, upon the expiration of the Lock-Up Agreement, if any, such Investor is party to, and the earliest of such time as the Shares and the Warrant Shares (i) have been registered under the 1933 Act pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144 or any other exemption under the 1933 Act, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision, the Company shall, in accordance with the provisions of this Section 7.1 and promptly after any request therefor from an Investor accompanied by such customary and reasonably acceptable documentation referred to above, (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares, and (B) cause its counsel to deliver to the Transfer Agent one or more opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act if required by the Transfer Agent to effect the removal of the legend in accordance with the provisions of this Agreement. Any shares subject to legend removal under this Section 7.1 may be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor’s prime broker with the DTC System as directed by such Investor. The Company shall be responsible for the fees of its Transfer Agent associated with such issuance.
7.3Transfer Restrictions. Each Investor agrees that it will sell, transfer or otherwise dispose of the Securities only in compliance with all applicable state and federal securities laws and that any Securities sold by such Investor pursuant to an effective registration statement will be sold in compliance with the plan of distribution set forth therein.
7.4Subsequent Equity Sales by the Company. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Investors, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any trading market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction; provided, however, that this Section 7.3 shall not limit the Company’s right to issue shares of capital stock (i) pursuant to the Merger Agreement or (ii) in connection with securing letters of credit and/or bonds with respect to pending litigation. The Company shall not take any action or steps that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or require registration of the Securities under the 1933 Act.
7.5Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Investor) relating to or arising out of the transactions contemplated hereby. At the Closing, the Company shall pay the reasonable fees and expenses incurred by 5AM Ventures VII, L.P. (“5AM”) in connection with the sale and issuance of the Securities, including without limitation reasonable and documented fees and expenses of Choate, Hall & Stewart LLP, counsel for 5AM, in an amount not to exceed, in the aggregate, $75,000.
7.6Short Sales and Confidentiality After the Date Hereof. Each Investor covenants that it will not, nor will it cause any Affiliates acting on its behalf or pursuant to any understanding with it to, execute any Short Sales during the period from the date hereof until the earlier of (i) the Closing Date or (ii) such time as this Agreement is terminated in full. Notwithstanding the foregoing, in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Each Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.
7.7Filings. The Company shall make all filings with the SEC and its Trading Market as required by the transactions contemplated hereby.
7.8Clear Market. For a period of 30 days after the Closing Date, the Company will not, and will not publicly disclose an intention to, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, hedge, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or submit to, or file with, the SEC a registration statement under the 1933 Act, or (ii) enter into any swap, hedging or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, other than (A) any shares of Common Stock, restricted stock, restricted stock units and options to purchase Common Stock, shares of Common Stock underlying options granted and other securities, each pursuant to any director or employee equity plans, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof; (B) any purchases or sales made pursuant to new, existing or amendments to trading plans established in compliance with Rule 10b5-1 of the 1934 Act; (C) any shares of Common Stock of the Company issued upon the exercise of convertible securities of the Company outstanding on the date hereof; (D) any shares of Common Stock of the Company issued in connection with securing letters of credit and/or bonds with respect to pending litigation; and (E) the filing of a registration statement by the Company, pursuant to the Registration Rights Agreement.
7.9Reverse Stock Split. Subject to FINRA approval of the Reverse Stock Split, the Company shall file an amendment to the Certificate of Incorporation with the Secretary of State of the State of Nevada to effect the Reverse Stock Split, with such modifications as may be mutually agreed between the Company and Bird Rock pursuant to the Merger Agreement.
8.Survival and Indemnification.
8.1Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement for the applicable statute of limitations.
8.2Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Person’s fraud or willful misconduct.
8.3Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.
9.Miscellaneous.
9.1Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or each of the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors, provided such assignee agrees in writing to be bound by the provisions hereof that apply to Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Securities” shall be deemed to refer to the securities received by the Investors in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
9.2Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
9.3Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
9.4Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by e-mail, then such notice shall be deemed given on the date of transmission (provided that notice shall not be considered given or effective if the sender receives an automatic system-generated response that such e-mail was undeliverable), (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:
If to the Company:
Skye Bioscience, Inc.
11250 El Camino Real, Suite 100
San Diego, CA 92130
Telephone:
Attention: Punit Dhillon
Email:
With a copy (which shall not constitute notice) to:
Morrison & Foerster LLP
12531 High Bluff Drive, Suite 100
San Diego, CA 92130
Telephone:
Attention: Steve Rowles
Email:            ;
If to the Investors:
Only to the addresses set forth on the signature pages hereto.

9.5Expenses. The parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated; it being understood that each of the Company and each Investor has relied on the advice of its own respective counsel.
9.6Amendments and Waivers. Prior to Closing, no amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party. Following the Closing, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors holding a majority of the Securities issued pursuant to this Agreement. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to any Investor without the written consent of such Investor unless such amendment or waiver applies to all Investors in the same fashion. Any amendment or waiver effected in accordance with this paragraph shall be binding upon (i) prior to Closing, each Investor that signed such amendment or waiver and (ii) following the Closing, each holder of any Securities purchased under this Agreement at the time outstanding, and in each case, each future holder of all such Securities and the Company.
9.7Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Investors without the prior consent of the Company, except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Investors shall allow the Company reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, each Investor may identify the Company and the value of such Investor’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company (including, for the avoidance of doubt, filings pursuant to Sections 13 and 16 of the 1934 Act). The Company shall not include the name of any Investor or any Affiliate or investment adviser of such Investor in any press release or public announcement (which, for the avoidance of doubt, shall not include any SEC Filing to the extent such disclosure is required by SEC rules and regulations) without the prior written consent of such Investor. No later than 9:00 a.m., New York City time, within four (4) Business Days following the date this Agreement is executed, the Company shall issue a press release or file a Form 8-K with the SEC disclosing all material terms of the transactions contemplated by this Agreement, the other Transaction Documents and the Merger Agreement and any material non-public information that the Company may have provided any Investor at any time prior to the issuance of such press release or Form 8-K (the “Public Disclosure”). In addition, the Company will make such other filings and notices in the manner and time required by the SEC or the OTCQB Market.
9.8Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.
9.9Entire Agreement. This Agreement, including the signature pages, Exhibits, the other Transaction Documents and any confidentiality agreement between the Company and each Investor constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof; provided, however, that with respect to any conflict between this Agreement and the Registration Rights Agreement, the Registration Rights Agreement shall govern as it relates to the registration of the resale of the Securities.
9.10Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in San Diego County and the United States District Court for the Southern District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
9.12Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Closing Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.
9.13Waiver of Conflicts. Each Investor acknowledges that Cooley LLP, outside general counsel to the Bird Rock, may have in the past performed and may now or in the future represent one or more Investors or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Financing”), including representation of such Investors or their affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Cooley LLP inform the Investors hereunder of this representation and obtain their consent. Cooley LLP has served as outside general counsel to Bird Rock and has negotiated the terms of the Financing solely on behalf of the Bird Rock. Each Investor hereby (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledges that with respect to the Financing, Cooley LLP has represented solely Bird Rock, and not any Investor or any stockholder, director or employee of Bird Rock or any Investor; and (c) gives its informed consent to Cooley LLP’s representation of Bird Rock in the Financing.
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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

    COMPANY:
    SKYE BIOSCIENCE, INC.

    By:    /s/ Punit Dhillon
    Name:    Punit Dhillon
    Title:    Chief Executive Officer

[Signature Page to Securities Purchase Agreement]

    INVESTOR:
    5AM VENTURES VII, L.P.
    By: 5AM Partners VII, LLC
    Its: General Partner

    By:    /s/ Andrew J. Schwab
    Name:    Andrew J. Schwab
    Title:    Managing Member

    Address: 501 2nd Street, Suite 350
         San Francisco, CA 94107

[Signature Page to Securities Purchase Agreement]

    INVESTOR:
    VERSANT SIDE FUND III, L.P.
    By: Versant Ventures III, LLC
    Its: General Partner

    By:    /s/ Bradley J. Bolzon
    Name:    Bradley J. Bolzon
    Title:    Managing Director

    Address: One Sansome Street, Suite 1650
         San Francisco, CA 94104

[Signature Page to Securities Purchase Agreement]

    INVESTOR:
    VERSANT VENTURE CAPITAL III, L.P.

    By: Versant Ventures III, LLC
    Its: General Partner

    By:    /s/ Bradley J. Bolzon
    Name:    Bradley J. Bolzon
    Title:    Managing Director

    Address: One Sansome Street, Suite 1650
         San Francisco, CA 94104

[Signature Page to Securities Purchase Agreement]

    INVESTOR:
    MFDI, LLC

    By:    /s/ Robert Hawk
    Name:    Robert Hawk
    Title:    Chief Executive Officer

    Address: 786 Rd 188, Delano, CA 93215
[Signature Page to Securities Purchase Agreement]

EXHIBIT A
Schedule of Investors

Investor	Number of Shares	Number of Warrant Shares subject to Warrant	Cash Delivered at Closing	Conversion and Cancellation of Unsecured Note	Aggregate Purchase Price of Securities
5AM Ventures VII, L.P.	426,348,120	426,348,120	$8,800,000.00	N/A	$8,800,000.00
Versant Venture Capital III, L.P.	130,043,230	130,043,230	$2,684,145.60	N/A	$2,684,145.60
Versant Side Fund III, L.P.	768,124	768,124	$15,854.40	N/A	$15,854.40
MFDI, LLC	24,224,325	24,224,325	$250,000.00	$250,000.00	$500,000.00

EXHIBIT B
Form of Common Stock Purchase Warrant

EXHIBIT C
Form of Registration Rights Agreement

EXHIBIT D
Merger Agreement

EXHIBIT E
Form of Lock-Up Agreement

EXHIBIT F
Form of Escrow Agreement